(DELOITTE & TOUCHE LLP LETTERHEAD)


EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statement of Boatracs, Inc. on Form S-8 of our report dated February 20, 1998, appearing in this Annual Report on Form 10-KSB of Boatracs, Inc.
for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP


San Diego, California
March 30, 1998